                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ___________________


                                  FORM 8-K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                                 June 5, 1995
                                Date of Report
                      (Date of earliest event reported)


                        LANDMARK GRAPHICS CORPORATION
            (Exact name of registrant as specified in its charter)


         Delaware                    0-17195                     76-0029459
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)             Identification No.)


                             15150 Memorial Drive
                                Houston, Texas
                   (Address of principal executive offices)


                                  77079-4304
                                  (Zip Code)


                                (713) 560-1000
             (Registrant's telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

        On June 5, 1995, Landmark Graphics Corporation (the "Registrant"), purchased all of the issued and outstanding capital stock of GeoGraphix, Inc., a Colorado corporation ("Geographix"), pursuant to a Stock Purchase Agreement, dated May 24, 1995 (the "Stock Purchase Agreement"), among the Registrant, GeoGraphix, and all of the shareholders of GeoGraphix. As a result of such acquisition (the "GeoGraphix Acquisition"), GeoGraphix became a wholly-owned subsidiary of the Registrant.

        In connection with the GeoGraphix Acquisition, the Registrant issued a total of 653,718 shares (the "Shares") of its common stock, par value $.05 per share, in exchange for all of the issued and outstanding shares of common stock of GeoGraphix (the "GeoGraphix Common Stock") in a business combination to be accounted for as a pooling of interests. The number of shares to be issued was determined by negotiation between the Registrant and GeoGraphix. Prior to commencing negotiation of the Stock Purchase Agreement, there was no material relationship between (i) the Registrant, any of its affiliates, any of its officers or directors, or any associate of such officers and directors, and
(ii) GeoGraphix or the shareholders of GeoGraphix.

        Pursuant to a Registration Rights Agreement, dated June 5, 1995, the Registrant has granted the former shareholders of GeoGraphix the right to require the Registrant to register their resale of the Shares under the Securities Act of 1933, as amended, and applicable state securities laws.

        GeoGraphix, based in Denver, Colorado, develops, markets, sells and supports a variety of computer software products for geoscientists and engineers based on the Windows and Windows NT platforms. GeoGraphix's product families include (i) GeoGraphix Exploration System (GES) - geoscientific data management and mapping; (ii) Jaguar - petroleum engineering and economic forecasting; (iii) QLA 2 - petrophysical well log analysis; and (iv) Lease Map
- - petroleum land management. GeoGraphix markets its products and services to both larger multi-national and smaller independent oil and gas companies. GeoGraphix sells its products through direct sales in the U.S. and internationally, as well as through selected distributors in certain international markets. Prior to the GeoGraphix Acquisition, there was no public market for the securities of GeoGraphix.

        GeoGraphix's products are designed to aid in geoscientific data management and mapping, petroleum engineering and economic forecasting, petrophysical well log analysis, and petroleum land management. GES is an integrated set of modules which provide analysis and data management associated with exploration and reservoir characterization, including well and seismic data management, base mapping, surface and fault modeling, cross sectioning, and volumetric estimation. The Jaguar engineering system provides a suite of petroleum engineering applications which include functions for estimating production decline, recoverable reserves, economic forecasting and reservoir volume. The QLA 2 petrophysical system delivers well log data processing, cross-plotting and display facilities. LeaseMap provides data management and mapping functionality to assist the land professional in managing producing and prospective properties.

        The Registrant's current intention is to conduct business of GeoGraphix in substantially the same manner as it has been conducted in the past.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The following financial statements of GeoGraphix, Inc. are attached as part of this report.

                 Report of Independent Public Accountants

                 Balance Sheets as of December 31, 1994 and 1993

                 Statements of Income for the years ended December 31, 1994 and 1993

                 Statements of Stockholders' Equity for the years ended December 31, 1994 and 1993

                 Statements of Cash Flows for the years ended December 31, 1994 and 1993

                 Notes to Financial Statements for the years ended December 31, 1994 and 1993

                 Unaudited Balance Sheet as of April 30, 1995

                 Unaudited Statements of Operations and Retained Earnings for the four months ended April 30, 1995 and 1994

                 Unaudited Statements of Cash Flows for the four months ended April 30, 1995 and 1994

                 Notes to Unaudited Financial Statements for the four months ended April 30, 1995 and 1994


(B)      RESTATED AND PRO FORMA FINANCIAL INFORMATION.

         The following restated and pro forma financial information of Landmark Graphics Corporation is attached as part of this report.

                 Restated and Pro Forma Condensed Balance Sheet as of
                 April 1995

                 Restated and Pro Forma Condensed Balance Sheet as of June 30, 1994

                 Restated and Pro Forma Condensed Statement of Operations for the ten months ended April 30, 1995

                 Restated and Pro Forma Condensed Statement of Operations for the ten months ended April 30, 1994

                 Restated and Pro Forma Condensed Statement of Operations for the year ended June 30, 1994

                 Restated and Pro Forma Condensed Statement of Operations for the year ended June 30, 1993

                 Restated and Pro Forma Condensed Statement of Operations for the year ended June 30, 1992

                 Notes to Restated and Pro Forma Condensed Financial Statements

(C)      EXHIBITS.

Exhibit number and description
- ------------------------------

(2)   Plan of Acquisition, Reorganization,
      -----------------------------------
      Arrangement, Liquidation or Succession
      --------------------------------------

   2.1   Stock Purchase Agreement, dated
         May 24, 1995 by and among
         Landmark Graphics Corporation,
         GeoGraphix, Inc., and all of the
         shareholders of GeoGraphix, Inc.*

(23)  Consent of experts and counsel
      ------------------------------

   23.1  Consent of Arthur Andersen LLP

(99)  Additional Exhibits
      -------------------

   99.1  Registration Rights Agreement,
         dated as of June 5, 1995, among
         Landmark Graphics Corporation
         and the former shareholders of
         GeoGraphix, Inc.*
- ---------------
* Previously filed.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   LANDMARK GRAPHICS CORPORATION



Date:  August 8, 1995                By:  /s/  William H. Seippel
       --------------                -------------------------------------------
                                               William H. Seippel
                                               Vice President, Finance and Chief
                                               Financial Officer

                     GEOGRAPHIX, INC.

                     FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1994 AND 1993
                     TOGETHER WITH REPORT OF INDEPENDENT
                        PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of GeoGraphix, Inc.:


We have audited the accompanying balance sheets of GEOGRAPHIX, INC. (a Colorado corporation), as of December 31, 1994 and 1993, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GeoGraphix, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                        /s/ ARTHUR ANDERSEN LLP


Denver, Colorado,
   April 7, 1995.

                                GEOGRAPHIX, INC.


                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1993


                                   ASSETS                                         1994               1993
                                   ------                                      -----------        -----------
CURRENT ASSETS:
   Cash and cash equivalents (Note 2)                                          $   123,290        $   141,211
   Short-term investments (Note 2)                                                    -               100,000
   Trade accounts receivable, net of an allowance for
      uncollectible accounts of $53,140 and $24,560, respectively                1,737,085          1,431,771
   Related party note receivable (Note 6)                                             -               201,750
   Prepaids and other                                                               33,462             12,790
   Deferred taxes (Note 4)                                                         317,200            262,800
                                                                               -----------        -----------
             Total current assets                                                2,211,037          2,150,322
FURNITURE, FIXTURES AND EQUIPMENT:
   Office furniture and fixtures                                                   184,338            146,494
   Equipment                                                                       938,004            741,766
   Accumulated depreciation                                                       (590,445)          (442,391)
                                                                               -----------        -----------
             Furniture, fixtures and equipment, net                                531,897            445,869
                                                                               -----------        -----------
OTHER ASSETS:
   Software development costs, net of $250,439
      and $124,687, amortization, respectively (Note 2)                            502,121            192,202
   Other                                                                            12,291             10,861
                                                                               -----------        -----------
                                                                               $ 3,257,346        $ 2,799,254
                                                                               ===========        ===========


                 The accompanying notes to financial statements are an integral part of these balance sheets.

                                GEOGRAPHIX, INC.


                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1993


                    LIABILITIES AND STOCKHOLDERS' EQUITY                          1994               1993
                    ------------------------------------                       -----------        -----------
CURRENT LIABILITIES:
   Trade accounts payable                                                      $   102,713        $    73,421
   Accrued royalties                                                               134,380            135,209
   Income taxes payable                                                           135,985`             54,545
   Accrued expenses                                                                257,218            186,346
   Deferred revenue (Note 2)                                                     1,190,698            928,077
   Accrued dividends                                                                  -               125,017
                                                                               -----------        -----------
             Total current liabilities                                           1,820,994          1,502,615

DEFERRED TAXES (Note 4)                                                            217,410            109,900

COMMITMENTS (Note 3)

STOCKHOLDERS' EQUITY (Note 8):
   Common stock, no par value; 10,000 shares authorized;
      8,528 shares issued and outstanding                                          251,499            251,499
   Treasury stock, 25 shares in 1994, at cost                                       (7,003)              -
   Retained earnings                                                               974,446            935,240
                                                                               -----------        -----------
             Total stockholders' equity                                          1,218,942          1,186,739
                                                                               -----------        -----------
                                                                               $ 3,257,346        $ 2,799,254
                                                                               ===========        ===========


                 The accompanying notes to financial statements are an integral part of these balance sheets.

                                GEOGRAPHIX, INC.


                             STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993


                                                                                   1994               1993
                                                                                ----------         ----------
REVENUE (Note 2):
   Software sales                                                               $4,340,703         $3,262,415
   Software maintenance and support                                              1,620,888          1,171,757
   Training and other                                                              446,701            425,611
                                                                                ----------         ----------
                                                                                 6,408,292          4,859,783
                                                                                ----------         ----------

COSTS AND EXPENSES:
   Royalties (Note 5)                                                              373,471            379,642
   Software disks, manuals and packaging                                           117,613             83,270
   Product development costs                                                       505,213            782,091
   Cost of maintenance and support                                                 879,948            609,211
   Training and other costs                                                        149,261            233,131
   General and administrative                                                    1,385,731            954,683
   Marketing and selling                                                         1,383,737            982,915
   Depreciation                                                                    148,054            107,969
   Software development cost amortization (Note 2)                                 125,752             89,282
                                                                                ----------         ----------
                                                                                 5,068,780          4,222,194
                                                                                ----------         ----------
INCOME FROM OPERATIONS                                                           1,339,512            637,589

OTHER INCOME, net                                                                   45,017             26,169
                                                                                ----------         ----------
INCOME BEFORE TAXES                                                              1,384,529            663,758

INCOME TAX PROVISION (BENEFIT)                                                     520,323            (98,355)
                                                                                ----------         ----------
NET INCOME                                                                      $  864,206         $  762,113
                                                                                ==========         ==========

NET INCOME PER SHARE                                                            $   101.46         $    89.37
                                                                                ==========         ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                                                  8,518              8,528
                                                                                ==========         ==========


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                GEOGRAPHIX, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993



                                                 Common Stock                  Treasury Stock
                                             ---------------------           -------------------       Retained
                                             Shares         Amount           Shares       Amount       Earnings        Total
                                             -------        ------           ------       ------       --------       --------
BALANCES, December 31, 1992                    9,511       $261,988           (983)      $(10,489)    $  298,144     $  549,643

    Net income                                  -              -               -             -           762,113        762,113
    Cancellation of treasury shares             (983)       (10,489)           983         10,489           -              -
    Distributions to stockholders               -              -               -             -          (125,017)      (125,017)
                                               -----       --------          -----      ---------      ---------     ----------

BALANCES, December 31, 1993                    8,528        251,499            -             -           935,240      1,186,739

    Net income                                  -              -               -             -           864,206        864,206
    Purchase of treasury shares                 -              -               (25)        (7,003)          -            (7,003)
    Distributions to stockholders               -              -               -             -          (825,000)      (825,000)
                                               -----       --------          -----      ---------      ---------     ----------
BALANCES, December 31, 1994                    8,528       $251,499            (25)     $  (7,003)     $ 974,446     $1,218,942
                                               =====        =======          =====       ========       ========      =========


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                GEOGRAPHIX, INC.


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993



                                                                                 1994               1993
                                                                               ----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                  $  864,206         $  762,113
   Adjustments to reconcile net income to net cash provided
      by operating activities-
          Depreciation                                                            148,054            107,969
          Software development cost amortization                                  125,752             89,282
          Deferred tax provision (benefit)                                         53,110           (152,900)
   Changes in operating assets and liabilities-
      Trade accounts receivable                                                  (305,314)          (357,483)
      Interest added to related party note receivable                                -                (1,750)
      Prepaids and other                                                          (20,672)            17,940
      Other assets                                                                 (1,430)             2,046
      Accounts payable and accrued liabilities                                    180,775             96,370
      Deferred revenue                                                            262,621            303,430
                                                                               ----------         ----------
             Net cash provided by operating activities                          1,307,102            867,017
                                                                               ----------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Related party note receivable                                                  201,750           (200,000)
   Purchases of furniture, fixtures and equipment                                (234,082)          (302,331)
   Sale of short-term investment                                                  100,000               -
   Software development costs                                                    (435,671)           (85,925)
                                                                               ----------         ----------
             Net cash used in investing activities                               (368,003)          (588,256)
                                                                               ----------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions to stockholders                                                 (950,017)          (300,002)
   Purchase of treasury shares                                                     (7,003)              -
                                                                               ----------         ----------
             Net cash used in financing activities                               (957,020)          (300,002)
                                                                               ----------         ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (17,921)           (21,241)

CASH AND CASH EQUIVALENTS, beginning of year                                      141,211            162,452
                                                                               ----------         ----------
CASH AND CASH EQUIVALENTS, end of year                                         $  123,290         $  141,211
                                                                               ==========         ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
      Cash paid for income taxes                                               $  385,773         $     -
                                                                               ==========         ==========


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                GEOGRAPHIX, INC.


                         NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993


(1)   ORGANIZATION

GeoGraphix, Inc. (the "Company") was incorporated in Colorado in October 1984. The Company develops, licenses and supports desktop computer software for the energy industry. The Company provides training programs, post-contract customer support (i.e., "maintenance") and other professional services to its customers.

From April 1985 to October 1993, the Company elected to be treated as a subchapter S corporation for income tax purposes. As of October 22, 1993, certain shareholders of the Company sold approximately 40% of the outstanding common stock of the Company, resulting in the Company's S corporation status being terminated (see Note 4).

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Revenue Recognition

The Company's revenues are derived primarily from three sources: (i) fees from the license of the Company's proprietary software products; (ii) maintenance revenue from agreements to provide software updates and telephone support to customers; and, (iii) training and other professional services. The Company recognizes revenue in accordance with Statement of Position 91-1, "Software Revenue Recognition", published by the American Institute of Certified Public Accountants. Accordingly, revenue from initial license fees are recognized upon delivery of the software to the customer, provided that all significant Company obligations are satisfied. Revenues from maintenance and support agreements are deferred and recognized ratably over the term of the agreements. Service revenues are recognized as services are performed.

      Concentrations of Credit Risk

The Company's customers generally operate in specialized industries. The Company generally requires new customers to pay in advance prior to delivery of any software.

      Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. During 1994 and 1993, the Company invested available cash in cash equivalent money market funds.

      Short-Term Investments

Short-term investments included an investment in preferred stock of an investment company. This investment was valued at lower of cost or market.

      Furniture, Fixtures and Equipment

Furniture, fixtures and equipment is carried at cost. Depreciation is provided using the straight-line method based on estimated useful lives ranging from three to seven years.

      Software Development Costs

Software development costs are expensed until technological feasibility has been established. Costs incurred from that time until the product is available for general release to customers are capitalized. Costs of enhancing existing products are capitalized, while routine maintenance of existing products is charged to expense as incurred. Capitalized software development costs are amortized on a straight-line basis over three years.

      Net Income Per Share

Net income per share is computed on the basis of the weighted shares outstanding during each period.

(3)   COMMITMENTS

The Company leases various office equipment and office space in Denver, Houston and Calgary. Future minimum annual rental payments due under noncancelable operating leases are as follows:

Year ended December 31-
    1995                    $  375,590
    1996                       338,340
    1997                       264,765
    1998                       260,916
    1999                       152,201
                            ----------
                            $1,391,812
                            ==========


Rent expense totaled $330,504 and $264,279 during 1994 and 1993, respectively.

(4)   INCOME TAXES

In 1985, the Company elected treatment as a subchapter S corporation for income tax purposes and its taxable income or loss and tax credits were included in the personal tax returns of its shareholders. Effective October 22, 1993, the Company's S corporation status was terminated. Consequently, items of taxable income and expense for the remainder of 1993 and prospectively are being reported in the corporate tax returns of the Company.

As a taxable corporation, the Company is required to account for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". Under SFAS 109, the current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each period. Deferred tax assets and liabilities are recorded for the estimated future tax effects, based on enacted tax laws, of temporary differences between the tax basis of assets and liabilities and amounts reported in the Company's balance sheets and the tax effects of any carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. A valuation allowance may be required for deferred tax assets to the extent it is deemed more likely than not that some or all of the deferred tax assets will not be realized.

At the date of termination of subchapter S status, the Company recognized net deferred tax assets, and an income tax benefit of $139,840 for the difference at that date in the tax and financial reporting basis of its assets and liabilities. The provision for income taxes for the year ended December 31, 1994 and the period from October 22, 1993 through December 31, 1993, consists of the following:

                                                                                      October 22,
                                                                                          1993 -
                                                                    December 31,      December 31,
                                                                       1994               1993
                                                                    ------------      ------------
Current income taxes payable-
         Federal                                                        $404,584        $   49,454
         State                                                            62,629             5,091
                                                                        --------        ----------
                                                                         467,213            54,545
Deferred tax provision (benefit)-
         Cumulative effect of change in tax status                          -             (139,840)
         Change in deferred tax assets and liabilities                    53,110           (13,060)
                                                                        --------        ----------
                                                                          53,110          (152,900)
                                                                        --------        ----------
         Income tax provision (benefit)                                 $520,323        $  (98,355)
                                                                        ========        ==========

The Company's deferred tax assets and liabilities at December 31, 1994 and 1993, consist of the following:

                                                                     December 31,     December 31,
                                                                        1994              1993
                                                                     ------------     ------------
Deferred tax assets-
         Deferred maintenance revenue                                   $195,530        $  142,300
         Accrued liabilities                                             101,560           111,300
         Allowance for uncollectible accounts                             20,110             9,200
                                                                        --------        ----------
                                                                         317,200           262,800
Deferred tax liabilities-
         Depreciation and amortization                                   (29,110)          (37,800)
         Software development costs                                     (188,300)          (72,100)
                                                                        --------        ----------
                                                                        (217,410)         (109,900)
                                                                        --------        ----------
                 Net deferred tax assets                                $ 99,790        $  152,900
                                                                        ========        ==========

Net current deferred tax assets                                         $317,200        $  262,800
Net long-term deferred tax liabilities                                  (217,410)         (109,900)
                                                                        --------        ----------
                                                                        $ 99,790        $  152,900
                                                                        ========        ==========


The Company's effective income tax rate was different than the statutory federal income tax rate as follows:

                                                                                      October 22,
                                                                                          1993 -
                                                                    December 31,      December 31,
                                                                       1994               1993
                                                                    ------------      ------------
Federal income tax provision at statutory rates                         $470,740        $  225,678
State income tax provision, net of federal tax effect                     62,629             5,090

Other, net                                                               (13,046)           15,510
Tax effect of S corporation income                                          -             (204,793)
Cumulative effect for change in tax status                                  -             (139,840)
                                                                        --------         ---------
                  Effective tax provision (benefit)                     $520,323         $ (98,355)
                                                                        ========         =========

(5)   ROYALTY AGREEMENT

In March 1990, the Company entered into an agreement with Schlumberger Well Services ("Schlumberger") for the Company to develop updates and provide marketing and support for a software package initially developed by Schlumberger. Through April 1991, the point at which Schlumberger recovered its initial development costs, 80% of all net revenue recognized from the sale of this software was paid to Schlumberger. Subsequently, 50% of the net revenue from sales of this software and maintenance was paid to Schlumberger. This agreement also allowed Schlumberger the right of first refusal for any new investment in the Company, subject to the preemptive rights of existing stockholders (Note 8).

Effective February 14, 1995, a revised agreement was executed which supersedes the original agreement and gives GeoGraphix exclusive worldwide rights to sell the software. Schlumberger will continue to receive 50% of the net revenues of the software but no royalties are payable to Schlumberger with respect to maintenance support revenues through June 30, 1996, at which point the agreement will terminate and no royalties are payable. The new agreement allows GeoGraphix to design software products that perform the same functions as the original program. GeoGraphix may begin marketing the new software at any time following a 90-day notice period through June 30, 1996, and without notice after that date. Finally, the new agreement canceled Schlumberger's rights of first refusal relating to new investments in the Company.

(6)   RELATED PARTY TRANSACTIONS

In October 1993, the Company guaranteed a bank loan to David and Gina Armitage, both officers and directors of the Company, in the amount of approximately $500,000. The Armitages used the proceeds, together with additional amounts borrowed from the Company as described below, to purchase Company stock held by certain other shareholders. The bank was granted a first security interest in all the assets of the Company and all Company stock held by the Armitages.
This note was paid in full during 1994 and the corresponding guarantee was canceled.

(7)   EMPLOYEE BENEFIT PLAN

Effective July 1, 1991, the Company adopted a 401(k) Plan (the "Plan") for all employees who are at least 21 years old and are United States residents. Employees may contribute up to 15% of their before-tax compensation to the Plan each year with a maximum contribution for each employee of $9,240 in 1994. The Company may, at its discretion, make matching contributions up to 5% of an employee's compensation. The Company may also make additional discretionary nonmatching contributions for employees who are employed on the last day of the Plan year and who have completed more than 500 hours of service during the Plan year. The nonmatching contributions are allocated to the accounts of eligible participants in proportion to their covered compensation. Employees vest in employer matching and nonmatching contributions at the rate of 20% each year after two years of service. The Plan provides for loans to eligible participants. The Company made no contributions to the Plan in 1994 and 1993.

(8)   STOCKHOLDERS' EQUITY

In accordance with the amended stockholders' agreement dated November 1984, each stockholder had a preemptive right to retain the same percentage ownership in the Company upon any sale or transfer of stock. The amended stockholders' agreement was canceled on February 15, 1994 and the rights of first refusal reverted back to the Company at that time. All treasury stock outstanding as of October 22, 1993 held by the Company was canceled on that date. During 1994, the Company repurchased 25 shares of stock to be held as treasury shares.

                                GEOGRAPHIX, INC.

                       BALANCE SHEET AS OF APRIL 30, 1995
                                   (UNAUDITED)

                  ASSETS                                              4/30/95
                  ------                                            -----------
CURRENT ASSETS:
  Cash and cash equivalents                                         $   706,488
  Trade accounts receivable, net                                      1,335,859
  Prepaids and other                                                     21,266
  Deferred taxes                                                        317,200
                                                                    -----------
      Total current assets                                            2,380,813

FURNITURE, FIXTURES AND EQUIPMENT:
  Office furniture and fixtures                                         198,866
  Equipment                                                           1,044,048
  Accumulated Depreciation                                             (635,445)
                                                                    -----------
      Furniture, fixtures and equipment, net                            607,469
                                                                    -----------

OTHER ASSETS:
  Software development costs, net of $64,281
    amortization                                                        590,334
  Other                                                                  17,701
                                                                    -----------
                                                                    $ 3,596,317
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                          $ 1,005,674
  Deferred revenue                                                    1,254,401
                                                                    -----------
      Total current liabilities                                       2,260,075

DEFERRED TAXES                                                          217,410

STOCKHOLDERS' EQUITY
  Common stock, no par value; 10,000 shares authorized;
    8,528 shares issued and oustanding                                  251,499
  Treasury stock, 25 shares in 1994, at cost                             (7,003)
  Retained earnings                                                     874,336
                                                                    -----------
      Total stockholders' equity                                      1,118,832
                                                                    -----------
                                                                    $ 3,596,317
                                                                    ===========

   The accompanying notes are an integral part of these financial statements.

                                GEOGRAPHIX, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                FOR THE FOUR MONTHS ENDED APRIL 30, 1995 AND 1994
                                   (UNAUDITED)

                                                 4/30/95            4/30/94
                                               -----------        -----------
REVENUE:
  Software sales                               $ 1,252,796        $ 1,301,706
  Software maintenance and support                 615,246            543,608
  Training and other                               196,191            130,333
                                               -----------        -----------
                                                 2,064,233          1,975,647
                                               -----------        -----------

COSTS AND EXPENSES:
  Royalties                                         77,744             65,033
  Software disks, manuals and packaging             33,930             11,382
  Product development costs                        371,412            142,919
  Cost of maintenance and support                  392,115            234,757
  Training and other costs                         111,422             23,126
  General and administrative                       640,739            413,616
  Marketing and selling                            423,538            372,476
  Depreciation                                      45,000             49,352
  Software development cost amortization            83,509             37,662
                                               -----------        -----------
                                                 2,179,409          1,350,323
                                               -----------        -----------

INCOME (LOSS) FROM OPERATIONS                     (115,176)           625,324

OTHER INCOME, net                                        -                  -
                                               -----------        -----------

INCOME (LOSS) BEFORE TAXES                        (115,176)           625,324

INCOME TAX PROVISION (BENEFIT)                     (15,066)           234,498
                                               -----------        -----------

NET INCOME (LOSS)                                 (100,110)           390,826

RETAINED EARNINGS, beginning of period             974,446            935,240
                                               -----------        -----------

RETAINED EARNINGS, end of period               $   874,336        $ 1,326,066
                                               ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                                GEOGRAPHIX, INC.

                            STATEMENTS OF CASH FLOWS
                FOR THE FOUR MONTHS ENDED APRIL 30, 1995 AND 1994
                                   (UNAUDITED)

                                                                  1995            1994
                                                               ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                            $(100,110)       $ 390,826
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities-
         Depreciation                                             45,000           49,352
         Software development cost amortization                   83,509           37,662
  Changes in operating assets and liabilities-
    Trade accounts receivable                                    401,226          386,175
    Prepaids and other                                            12,196           (3,686)
    Other assets                                                  (5,410)          (2,670)
    Accounts payable and accrued liabilities                     375,378           53,173
    Deferred revenue                                              63,703           (6,308)
                                                               ---------        ---------
         Net cash provided by operating activities               875,492          904,524
                                                               =========        =========

CASH FLOWS FROM INVESTING ACTIVITIES:
  Related party note receivable                                        -           (2,250)
  Purchases of furnitures, fixtures and equipment               (120,572)         (44,526)
  Sale of short-term investment                                        -          100,000
  Software development costs                                    (171,722)        (107,528)
                                                               ---------        ---------
         Net cash used in investing activities                  (292,294)         (54,304)
                                                               =========        =========

CASH FLOWS FROM FINANCING ACTIVITIES:

  Distributions to stockholders                                        -         (125,017)
                                                               ---------        ---------
Net cash used in financing activities                                  -         (125,017)
                                                               ---------        ---------

NET INCREASE CASH AND CASH EQUIVALENTS                           583,198          725,203

CASH AND CASH EQUIVALENTS, beginning of period                   123,290          141,211
                                                               ---------        ---------

CASH AND CASH EQUIVALENTS, end of period                         706,488          866,414
                                                               ---------        ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
         Cash paid for income taxes                            $  25,000        $ 135,000
                                                               =========        =========

   The accompanying notes are an integral part of these financial statements.

                                GEOGRAPHIX, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
               FOR THE FOUR MONTHS ENDED APRIL 30, 1995 AND 1994


The accompanying unaudited financial statements of GeoGraphix, Inc. have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the audited financial statements and accompanying notes thereto included elsewhere in this current report on Form 8-K/A.

The unaudited consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) which the management of GeoGraphix, Inc. considers necessary for a fair presentation of the interim periods. Results for the interim periods are not necessarily indicative of results for the year.

NOTE 1-SUBSEQUENT EVENT

On June 5, 1995, GeoGraphix, Inc. was acquired by Landmark Graphics Corporation (Landmark) in a stock for stock transaction. Landmark issued a total of 653,718 shares of voting common stock in exchange for 100% of the issued and outstanding shares of GeoGraphix, Inc. Landmark accounted for the transaction as a pooling of interests.

                         LANDMARK GRAPHICS CORPORATION
             RESTATED AND PRO FORMA CONDENSED FINANCIAL STATEMENTS


The following Restated and Pro Forma Condensed Balance Sheets as of April 30, 1995 and June 30, 1994 and Restated and Pro Forma Condensed Statements of Operations for the ten months ended April 30, 1995 and 1994 and each of the three years ended June 30, 1994, have been prepared to give effect to the acquisition of GeoGraphix, Inc. ("GeoGraphix") of Denver, Colorado. On June 5, 1995, Landmark Graphics Corporation (the "Company") acquired all the common stock of GeoGraphix in exchange for 653,718 shares of the Company's Common Stock in a transaction accounted for as a pooling of interests. GeoGraphix develops, markets and supports computer software products designed to aid geoscientists and engineers in geoscientific data management and mapping, petroleum engineering and economic forecasting, petrophysical well log analysis, and petroleum land management.

The Restated and Pro Forma Condensed Financial Statements may not necessarily be indicative of the results which would actually have occurred if the combination had been in effect on the date or for the period indicated or which may result in the future. The adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. The Restated and Pro Forma Condensed Financial Statements should be read in conjunction with the audited financial statements of GeoGraphix included herein and with the audited financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

                         LANDMARK GRAPHICS CORPORATION
                 RESTATED AND PRO FORMA CONDENSED BALANCE SHEET
                             As of April 30, 1995
                                (In Thousands)
                                  (Unaudited)


                                                                          As Restated
                                          Landmark        GeoGraphix       for Pooled
                                         Historical       Historical        Company
                                         ----------       ----------      -----------
Assets
Current Assets:
  Cash and cash equivalents   . . . . . .  $  58,487       $      706        $  59,193
  Receivables, net  . . . . . . . . . . .     49,844            1,336           51,180
  Other current assets  . . . . . . . . .     13,477              507           13,984
                                           ---------       ----------        ---------
     Total current assets . . . . . . . .    121,808            2,549          124,357

  Property and equipment, net . . . . . .     46,364              607           46,971
  Other long-term assets  . . . . . . . .     25,024              113           25,137
                                           ---------       ----------        ---------
Total assets  . . . . . . . . . . . . . .  $ 193,196       $    3,269        $ 196,465
                                           =========       ==========        =========
Liabilities and Stockholders'
  Equity
Current Liabilities:
  Accounts payable  . . . . . . . . . . .  $   7,954       $       50        $   8,004
  Accrued liabilities . . . . . . . . . .      9,431              845           10,276
  Other current liabilities . . . . . . .     13,302            1,453           14,755
                                           ---------       ----------        ---------
     Total current liabilities. . . . . .     30,687            2,348           33,035

Other long-term liabilities . . . . . . .     15,458               93           15,551

Stockholders' equity:
  Common stock  . . . . . . . . . . . . .        819               32              851
  Paid-in capital . . . . . . . . . . . .    120,671              211          120,882
  Retained earnings . . . . . . . . . . .     25,561              585           26,146
                                           ---------       ----------        ---------
     Total stockholders' equity . . . . .    147,051              828          147,879
                                           ---------       ----------        ---------
Total liabilities and stockholders'
  equity  . . . . . . . . . . . . . . . .  $ 193,196       $    3,269        $ 196,465
                                           =========       ==========        =========


                     See accompanying notes to the restated
                 and pro forma condensed financial statements.

                        LANDMARK GRAPHICS CORPORATION
                RESTATED AND PRO FORMA CONDENSED BALANCE SHEET
                             As of June 30, 1994
                                (In Thousands)
                                 (Unaudited)


                                                                           As Restated
                                           Landmark        GeoGraphix       for Pooled
                                          Historical       Historical        Company
                                          ----------       ----------      -----------
Assets
Current Assets:
  Cash and cash equivalents   . . . . . .  $  73,840       $      855        $  74,695
  Receivables, net  . . . . . . . . . . .     48,708            1,223           49,931
  Other current assets  . . . . . . . . .     11,729              444           12,173
                                           ---------       ----------        ---------
     Total current assets . . . . . . . .    134,277            2,522          136,799

  Property and equipment, net . . . . . .     40,493              443           40,936
  Other long-term assets  . . . . . . . .     11,322               96           11,418
                                           ---------       ----------        ---------
Total assets  . . . . . . . . . . . . . .  $ 186,092       $    3,061        $ 189,153
                                           =========       ==========        =========
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable  . . . . . . . . . . .      7,915               28            7,943
  Accrued liabilities . . . . . . . . . .      8,038              281            8,319
  Other current liabilities . . . . . . .     12,882            1,054           13,936
                                           ---------       ----------        ---------
     Total current liabilities  . . . . .     28,835            1,363           30,198

Other long-term liabilities . . . . . . .     16,161              190           16,351

Stockholders' equity:
  Common stock  . . . . . . . . . . . . .        813               33              846
  Paid-in capital . . . . . . . . . . . .    118,590              211          118,801
  Retained earnings . . . . . . . . . . .     21,693            1,264           22,957
                                           ---------       ----------        ---------
     Total stockholders' equity . . . . .    141,096            1,508          142,604
                                           ---------       ----------        ---------
Total liabilities and stockholders'
  equity  . . . . . . . . . . . . . . . .  $ 186,092       $    3,061        $ 189,153
                                           =========       ==========        =========


                     See accompanying notes to the restated
                 and pro forma condensed financial statements.

                        LANDMARK GRAPHICS CORPORATION
            RESTATED AND PRO FROMA CONDENSED STATEMENT OF OPERATIONS
                       Ten Months Ended April 30, 1995
                (Dollars in thousands, except per share data)
                                 (Unaudited)


                                                                                   As
                                                                                Restated
                                                                                  for
                                          Landmark            GeoGraphix         Pooled
                                         Historical           Historical         Company
                                        ------------         -----------       ----------
Total revenues. . . . . . . . . . . .   $    122,728         $    5,509        $ 128,237

Total cost of revenues. . . . . . . .         51,820              1,693           53,513
                                        ------------         ----------        ---------
            Gross profit. . . . . . .         70,908              3,816           74,724

Operating expenses:
   Research and development . . . . .         15,407              1,018           16,425
   Selling, marketing and
      administrative. . . . . . . . .         50,286              2,519           52,805
   Merger costs . . . . . . . . . . .          1,133                 --            1,133
                                        ------------         ----------        ---------
Income from operations. . . . . . . .          4,082                279            4,361

Other, net. . . . . . . . . . . . . .          2,828                 48            2,876
                                        ------------         ----------        ---------
Income before income taxes. . . . . .          6,910                327            7,237

Provision for income taxes. . . . . .          3,042                141            3,183
                                        ------------         ----------        ---------
Net income. . . . . . . . . . . . . .   $      3,868         $      186        $   4,054
                                        ============         ==========        =========
Income per common and
   common equivalent share. . . . . .   $       0.23         $     0.28        $    0.23
                                        ============         ==========        =========

Weighted average common and
   common equivalent shares
   outstanding. . . . . . . . . . . .         16,762                654           17,416




                     See accompanying notes to the restated
                 and pro forma condensed financial statements.

                         LANDMARK GRAPHICS CORPORATION
            RESTATED AND PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                        Ten Months Ended April 30, 1994
                 (Dollars in thousands, except per share data)
                                  (Unaudited)


                                                                                   As
                                                                                Restated
                                                                                  for
                                            Landmark         GeoGraphix          Pooled
                                           Historical        Historical         Company
                                           ----------        ----------         --------
Total revenues . . . . . . . . . . . . .   $ 105,704         $   4,519          $ 110,223

Total cost of revenues . . . . . . . . .      45,148             1,188             46,336
                                           ---------         ---------          ---------
       Gross profit  . . . . . . . . . .      60,556             3,331             63,887

Operating expenses:
  Research and development . . . . . . .      14,738               726             15,464
  Selling, marketing and
     administrative  . . . . . . . . . .      35,774             1,964             37,738
Merger costs                                  13,567                --             13,567
                                           ---------         ---------          ---------

Income (loss) from operations  . . . . .      (3,523)              641             (2,882)

Other, net . . . . . . . . . . . . . . .       1,521                40              1,561
                                           ---------         ---------          ---------
Income (loss) before income taxes  . . .      (2,002)              681             (1,321)

Provision for income taxes . . . . . . .       2,461                14              2,475
                                           ---------         ---------          ---------
Net income (loss)  . . . . . . . . . . .   $  (4,463)        $     667          $  (3,796)
                                           =========         =========          =========

Income (loss) per common and
  common equivalent share  . . . . . . .   $   (0.30)        $    1.02          $   (0.25)
                                           =========         =========          =========

Weighted average common and
  common equivalent shares
  outstanding  . . . . . . . . . . . . .      14,750               654             15,404

Pro forma information:
Net income (loss) as reported. . . . . .   $  (4,463)        $     667          $  (3,796)
Pro forma charge (benefit) in lieu
  of income taxes  . . . . . . . . . . .       1,264                (8)             1,256
                                           ---------         ---------          ---------
Pro forma net income (loss)  . . . . . .   $  (5,727)        $     675          $  (5,052)
                                           =========         =========          =========
Pro forma income (loss) per common
   and common equivalent share . . . . .   $   (0.39)        $    1.03          $   (0.33)
                                           =========         =========          =========

                     See accompanying notes to the restated
                 and pro forma condensed financial statements.

                        LANDMARK GRAPHICS CORPORATION
            RESTATED AND PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           Year Ended June 30, 1994
                (Dollars in thousands, except per share data)
                                 (Unaudited)


                                                                                As Restated
                                           Landmark           GeoGraphix         for Pooled
                                          Historical          Historical          Company
                                          ----------          ----------        -----------

Total revenues . . . . . . . . . . . . .   $ 137,771         $   5,480            $  143,251

Total cost of revenues . . . . . . . . .      57,847             1,478               59,325
                                           ---------         ---------           ----------
       Gross profit  . . . . . . . . . .      79,924             4,002               83,926

Operating expenses:
  Research and development . . . . . . .      17,506               854               18,360
  Selling, marketing and
     administrative  . . . . . . . . . .      42,894             2,470               45,364
Merger costs . . . . . . . . . . . . . .      13,567                --               13,567
                                           ---------         ---------           ----------
Income from operations . . . . . . . . .       5,957               678                6,635

Other, net . . . . . . . . . . . . . . .       1,823                56                1,879
                                           ---------         ---------           ----------
Income before income taxes . . . . . . .       7,780               734                8,514

Provision for income taxes . . . . . . .       2,631                36                2,667
                                           ---------         ---------           ----------
Net income . . . . . . . . . . . . . . .   $   5,149         $     698           $    5,847
                                           =========         =========           ==========
Income per common and
  common equivalent share  . . . . . . .   $    0.33         $    1.07           $     0.36
                                           =========         =========           ==========

Weighted average common and
  common equivalent shares
  outstanding  . . . . . . . . . . . . .      15,717               654               16,371

Pro forma information:
Net income as reported . . . . . . . . .   $   5,149         $     698           $    5,847
Pro forma charge in lieu of income
  taxes  . . . . . . . . . . . . . . . .       1,264                (8)               1,256
                                           ---------         ---------           ----------
Pro forma net income . . . . . . . . . .   $   3,885         $     706           $    4,591
                                           =========         =========           ==========
Pro forma income per common
   and common equivalent share . . . . .   $    0.25         $    1.08           $     0.28
                                           =========         =========           ==========

                     See accompanying notes to the restated
                 and pro forma condensed financial statements.

                        LANDMARK GRAPHICS CORPORATION
            RESTATED AND PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           Year Ended June 30, 1993
                (Dollars in thousands, except per share data)
                                 (Unaudited)

                                                                                    As
                                                                                 Restated
                                           Landmark           GeoGraphix        for Pooled
                                          Historical          Historical          Company
                                          ----------          ----------        ----------

Total revenues  . . . . . . . . . . .     $  108,331          $   4,644          $ 112,975
Total cost of revenues  . . . . . . .         45,231              1,337             46,568
                                          ----------          ---------          ---------
       Gross profit . . . . . . . . .         63,100              3,307             66,407

Operating expenses:
  Research and development  . . . . .         14,502                696             15,198
  Selling, marketing and
     administrative . . . . . . . . .         40,383              1,613             41,996
                                          ----------          ---------          ---------
Income from operations  . . . . . . .          8,215                998              9,213

Other, net  . . . . . . . . . . . . .             37                  -                 37
                                          ----------          ---------          ---------
Income before income taxes  . . . . .          8,252                998              9,250

Provision for income taxes  . . . . .          2,125                  -              2,125
                                          ----------          ---------          ---------
Net income  . . . . . . . . . . . . .     $    6,127          $     998          $   7,125
                                          ==========          =========          =========

Income per common and
  common equivalent share   . . . . .     $     0.46          $    1.53          $    0.51
                                          ==========          =========          =========

Weighted average common and
  common equivalent shares
  outstanding   . . . . . . . . . . .         13,273                654             13,927

Pro forma information:
Net income as reported  . . . . . . .     $    6,127          $     998          $   7,125
Pro forma charge in lieu of income
  taxes   . . . . . . . . . . . . . .            160                394                554
                                          ----------          ---------          ---------
Pro forma net income  . . . . . . . .     $    5,967          $     604          $   6,571
                                          ==========          =========          =========
Pro forma income per common
   and common equivalent share  . . .     $     0.45          $    0.92          $    0.47
                                          ==========          =========          =========


                       See accompanying notes to restated
                 and pro forma condensed financial statements.

                        LANDMARK GRAPHICS CORPORATION
            RESTATED AND PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           Year Ended June 30, 1992
                (Dollars in thousands, except per share data)
                                 (Unaudited)


                                                                                As
                                                                             Restated
                                        Landmark          GeoGraphix        for Pooled
                                       Historical         Historical          Company
                                       ----------         ----------        ----------

Total revenues  . . . . . . . . . .   $  94,302           $   2,489         $  96,791

Total cost of revenues  . . . . . .      44,556                 846            45,402
                                       --------            --------          --------
       Gross profit . . . . . . . .      49,746               1,643            51,389

Operating expenses:
  Research and development  . . . .      14,826                 424            15,250
  Selling, marketing and
     administrative . . . . . . . .      34,089               1,330            35,419
  Restructuring charges . . . . . .       8,300                  --             8,300
                                       --------            --------          --------

Loss from operations  . . . . . . .      (7,469)               (111)           (7,580)

Other, net  . . . . . . . . . . . .       1,766                  22             1,788
                                       --------            --------          --------

Loss before income taxes  . . . . .      (5,703)                (89)           (5,792)

Benefit for income taxes  . . . . .         (72)                  -               (72)
                                       --------            --------          --------
Net loss  . . . . . . . . . . . . .    $ (5,631)           $    (89)         $ (5,720)
                                       ========            ========          ========
Loss per common and
  common equivalent share   . . . .    $  (0.43)           $  (0.14)         $  (0.42)
                                       ========            ========          ========

Weighted average common and
  common equivalent shares
  outstanding   . . . . . . . . . .      12,975                 654            13,629

Pro forma information:
Net loss as reported  . . . . . . .    $ (5,631)           $    (89)         $ (5,720)
Pro forma charge (benefit) in lieu
   of income taxes  . . . . . . . .         459                 (25)              434
                                       --------            --------          --------
Pro forma net loss  . . . . . . . .    $ (6,090)           $    (64)         $ (6,154)
                                       ========            ========          ========
Pro forma loss per common
   and common equivalent share  . .    $  (0.47)           $  (0.10)         $  (0.45)
                                       ========            ========          ========

                     See accompanying notes to the restated
                 and pro forma condensed financial statements.

                         LANDMARK GRAPHICS CORPORATION
         NOTES TO RESTATED AND PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE (1)  BASIS OF PRESENTATION

GeoGraphix previously reported its financial results on a December 31 fiscal year-end basis. In connection with the acquisition, GeoGraphix changed its fiscal year-end from December 31 to June 30. In addition to the adjustments made to effect the change in fiscal years, certain conforming adjustments were made in order to prepare the historical June 30 GeoGraphix financial statements presented.

The Restated and Pro Forma Condensed Balance Sheets and Statements of Operations assume the transaction occurred on April 30, 1995 and July 1, 1991, respectively. The restated information is based upon the historical financial statements, giving effect to the acquisition under the pooling-of-interests method of accounting and the assumptions included in the accompanying Notes to the Restated and Pro Forma Condensed Financial Statements. The historical financial statements of the Company included in the accompanying Restated and Pro Forma Condensed Financial Statements reflect the September 28, 1994 acquisition of all of the equity interests of Stratamodel, Inc., which was accounted for as a pooling of interests.


NOTE (2)  NON-RECURRING COSTS

Certain non-recurring costs associated with the GeoGraphix acquisition will be incurred by the Company within the next twelve months. These costs have been excluded from the above Restated and Pro Forma Condensed Statement of Operations. The Company is expected to recognize accounting, legal and investment banking costs related to the GeoGraphix acquisition of approximately $1.5 million.

NOTE (3)  CONFORMING ADJUSTMENTS AND POOLING ADJUSTMENTS

The Company capitalizes software development costs when an operative version of the product is ready for initial testing. GeoGraphix capitalized costs at points prior to initial testing. The accompanying historical financial statements of GeoGraphix have been adjusted to conform the acquired company's method of accounting to the same basis of accounting as the Company.

The provision (benefit) for income taxes in the accompanying historical financial statements of GeoGraphix has been adjusted to conform the provision for income taxes to that which would has been recorded had the acquired company operated on a June 30 fiscal year end and had applied the same method of accounting for capitalized software development costs as the Company.

The historical stockholders' equity amounts of GeoGraphix included in the Restated and Pro Forma Condensed Balance Sheet reflect the exchange of 653,718 shares of the Company's Common Stock under the pooling-of-interests method of accounting.

NOTE (4)  PRO FORMA CHARGE IN LIEU OF INCOME TAXES

Prior to October 22, 1993, GeoGraphix had elected S Corporation status for U.S. federal income tax purposes; therefore the tax liability associated with its income was the responsibility of its stockholders. To reflect the earnings of GeoGraphix on an after-tax basis, a pro forma charge in lieu of income taxes has been included in the accompanying Restated and Pro Forma Statements of Operations for the periods preceding October 22, 1993.

                              Index to Exhibits

Exhibit Number
- --------------
     23.1               Consent of Arthur Andersen LLP